                                                                   EXHIBIT 10.21



                                   AGREEMENT


                                    Between
                                    -------


                         HESS OIL VIRGIN ISLANDS CORP.
                         ----------------------------
                                    (HOVIC)
                                     -----


                                      And

                      ANTHONY CRANE INTERNATIONAL. L. P.
                      ----------------------------------
                                 (CONTRACTOR)


                                      For


           CONSTRUCTION EQUIPMENT OPERATION AND MAINTENANCE SERVICES
           ---------------------------------------------------------


                                      AT


                        ST. CROIX, U.S. VIRGIN ISLANDS



                           CONTRACT NUMBER CSX-0444
                           ------------------------

           CONSTRUCTION EQUIPMENT OPERATION AND MAINTENANCE SERVICES
           ---------------------------------------------------------
                                   AGREEMENT
                                   ---------


     Agreement dated August 1, 1996 between HESS OIL VIRGIN ISLANDS CORP., a U.S.Virgin Islands corporation, having an office at P.O. Box 127, Kingshill, St. Croix, U.S. VirginIslands, 08850 (herein "HOVIC"), and ANTHONY CRANE INTERNATIONAL, L. P., a Pennsylvania limited partnership, having an office at P.O. Box 5985, Sunny Isle, St. Croix, U.S.Virgin Islands. 00823 (herein "CONTRACTOR").

                                   RECITALS:

     A.   HOVIC operates and maintains a refinery at St. Croix, U.S. Virgin
Islands.

     B. HOVIC wishes to engage CONTRACTOR to provide construction equipment operation and maintenance services as described in this Agreement.

     THE PARTIES AGREE AS FOLLOWS:

1.0  DEFINITION OF TERMS
     -------------------

     The words and terms in this Agreement will have the meanings ascribed to them in this Article 1.0 whenever they appear in this Agreement.

     1.1 Construction Aids means all materials, supplies and temporary facilities and such other items as are required for the performance of the services, but which are not intended to become a permanent part of the Facilities.

     1.2 Equipment means all material, supplies, and rigging equipment and accessories used in the performance of the Services.

     1.3 Construction Equipment means all cranes, forklifts, manlifts, compressors, loaders, dozers, etc. used in the performance of the Services.

     1.4 Facilities means the operating units and associated operations located at the refinery site of HOVIC at St. Croix, U.S. Virgin Islands.

     1.5 Job Site means the real property on which the Facilities are being maintained at St. Croix, U.S. Virgin Islands.

     1.6 Services means collectively all the services and activities specified in this Agreement relating to construction equipment operation and maintenance, which may include procurement, sale, expediting and inspection, labor, materials, supervision and management to be performed or

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

provided by CONTRACTOR. Requests for Services may be given by HOVIC to CONTRACTOR either orally or in writing.

     1.7 Subcontractor means any third party supplying contract services to CONTRACTOR, at the Facilities.

     1.8 Vendor means any third party supplying any Equipment or Construction Aids to CONTRACTOR with or without the supervision of installation at the Facilities, but without installation labor at the Facilities.

2.0  SERVICES BY CONTRACTOR
     ----------------------

     CONTRACTOR, as required by HOVIC. will in accordance with Schedule A and this
Agreement:

     2.1 Furnish required maintenance services and / or construction equipment management. operation. supervision and craft personnel.

     2.2 Provide planning. scheduling and cost control required to control the assigned Services and personnel.

     2.3  Supervise CONTRACTOR furnished subcontractors.

     2.4 Provide management services in connection with the performance of assigned services.

     2.5  Arrange for administration of CONTRACTOR's personnel.

     2.6 Obtain and maintain a business license in the U.S. Virgin Islands in CONTRACTOR's name for performance of the Services.

     2.7 Obtain necessary work permits as required by HOVIC Safety, Operations or other applicable Department.

     2.8 Administer pre-employment tests to all CONTRACTOR's employees who will be performing work on HOVIC's premises to ensure that only those who are qualified are hired. The tests will be designed to measure the level of skills possessed by each applicant as they relate to the requirements of the specific job functions to be performed, and will include standard tests of craft skills, including comprehension of written instructions. Individuals who fail to achieve acceptable scores on such tests will not be employed by CONTRACTOR on HOVIC's premises. The testing program will be directed by a professional with specific knowledge of the job requirements. To ensure compliance with this provision, CONTRACTOR will make the test scores (but not the names) of successful applicants available for review by HOVIC upon request. With the exception of this review, CONTRACTOR and HOVIC will maintain the tests and results on a confidential basis, and will not disclose them except as required by law.

3.0  SERVICES BY HOVIC
     -----------------

     HOVIC will furnish or perform in accordance with Schedule B the following in connection with the Services, without cost to CONTRACTOR:

     3.1 Provide all construction equipment and maintenance facilities required for the performance of the assigned Services.

     3.2 Procure all necessary permits, licenses and easements required for performance of the Services, other than the permits and licenses to be obtained by CONTRACTOR under Sections 2.6 and 2.7.

     3.3 Furnish an individual(s) to represent HOVIC hereunder, but who will not control or supervise CONTRACTOR's day-to-day work since CONTRACTOR is a qualified independent contractor.

     3.4 Provide security in accordance with 110 VIC Security Department policies.

4.0  SPECIAL CONDITIONS
     ------------------

     4.1 HOVIC reserves the right to terminate this Agreement at any time in its sole and unlimited discretion, conditioned on HOVIC providing ninety (90) day written notice of the effective date of termination, without further cost or obligation beyond what is specifically provided for in Articles 5 and 17.

     4.2 There is no guarantee, express or implied, for any minimum amount of work or quantity under this Agreement.

     4.3 CONTRACTOR acknowledges that the Services will be performed at an operating facility and will perform all Services in such a fashion as to minimize interference with HOVIC's operation of the facility.

     4.4 CONTRACTOR will schedule work in conjunction with HOVIC's representative to avoid any interference with HOVIC's use of its ship berth, if any. When ships or barges are scheduled, HOVIC will advise CONTRACTOR eight (8) hours prior to the scheduled arrival and CONTRACTOR will schedule its work, at no extra cost to HOVIC, so as not to interfere with HOVIC's operation.

     4.5 If HOVIC is unable to obtain all necessary governmental authorizations, however designated, which are required by appropriate governmental authorities for the Services, the work assignment will be canceled. HOVIC will not be held liable for any charges resulting from the necessity for cancellation of the work, other than those specified in Articles 5 and 17.

     4.6 Unless otherwise agreed herein to be provided by CONTRACTOR, 1-IOVIC will provide necessary field personnel to direct and instruct those individuals participating in specific crane lifting operations or other equipment operations. CONTRACTOR will direct its operators to comply with directions and instructions provided by HOVIC field personnel to the extent that such directions and instructions are in compliance with OSHA standards or other regulatory law. CONTRACTOR will be bound by all communications given by HOVIC to CONTRACTOR's supervisory personnel if the communication relates to the portion of any work being directly supervised by that supervisory personnel. HOVIC shall provide CONTRACTOR a list of the HOVIC supervisors that are authorized to commit to CONTRACTOR service. CONTRACTOR shall provide a list of management personnel who are eligible to receive commitments from HOVIC. All communications made by HOVIC or CONTRACTOR personnel involving major issues shall be followed with a written notice to the other party detailing the substance of that communication.

     4.7 HOVIC shall make available to CONTRACTOR all drawings, manufacturer's specifications or other documents specifying weights and dimensions for CONTRACTOR's review and verification. CONTRACTOR shall conduct work as directed, but is not required to verify weights and dimensions of lift objects. CONTRACTOR will endeavor to use professional judgment in proceeding with all lifts, and will notify HOVIC of concerns with weights and dimensions provided by HOVIC if such concerns exist. CONTRACTOR has the final authority and decision in proceeding with all lifts, and will notify HOVIC in writing immediately of any lift that CONTRACTOR refused to complete due to safety or other concerns.

     4.8 The term of this agreement shall be five (5) years ending on August 12, 2001. During this period it is agreed that the rates for types / sizes of equipment listed in Schedule C, Attachment IA will not change. Additional rates for equipment types not listed on Schedule C, Attachment IA will be negotiated between the parties as required.

5.0  COMPENSATION
     ------------

     HOVIC will pay CONTRACTOR as set forth in Article 6.0, as full and complete compensation for the Services, the sum of all charges and reimbursable costs incurred in the performance of the Services, as set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6;

     5.1  Monthly rates for operation and maintenance of construction equipment.

          5.1.1 Monthly Rates for Hydraulic and Conventional Cranes as set forth in Schedule C, Attachment lA. This rate is an all inclusive rate and includes, for accounting purposes, maintenance of non-operated equipment as set forth in Article 5.1.2.

          5.1.2 Schedule of Non-Operated Equipment leased by HOVIC and maintained by

CONTRACTOR as set forth in Schedule C, Attachment lB. The maintenance charges for non-operated equipment are included in the Hydraulic and Conventional Crane rates as set forth on Article 5.1.1.

     5.2 Hourly Rates for personnel associated with the services provided by CONTRACTOR in the Auto / Truck Garage. Such personnel will be referred hereafter as Time & Material personnel.

          Salaried Personnel
          ------------------

          5.2.1 The actual salaries and wages of managerial and supervisory personnel; assigned to perform the Services in St. Croix, U.S. Virgin Islands, all as set forth in Schedule C, Attachment 2, plus;

                 (i) Travel, relocation, housing/living and local transportation in St. Croix in accordance with Exhibits 4. 5 and 6.

          Hourly - Administration/Technical
          ---------------------------------

          5.2.2 The wages of all technical and administrative job site personnel other than those set forth in Subsections 5.2.1 and 5.2.3 as more particularly described in Schedule C, Attachment 2, plus;

                 (i) Travel, relocation, housing/living and local transportation in St. Croix in accordance with Exhibits 4, 5 and 6.

                 (ii) Overtime at time and one-half for work over 8 hours per day or 40 hours per week and other criteria in accordance with the U.S. Virgin Islands law.

          Hourly - Craft
          --------------

          5.2.3 The wages of all craft Job Site personnel other than those set forth in subsections 5.2.1 and 5.2.2 as more particularly described in attached Schedule C, Attachment 2, plus;

                 (i) Overtime at time and one-half for work over 8 hours per day or 40 hours per week and other criteria in accordance with the U.S. Virgin Islands law.

                 (ii) On-site time required to be informed of HOVIC's requirements for physicals, safety and security.

          5.2.4 An overhead and profit charge which includes the following for all time and material personnel:

                 a.   Insurance costs

                 b.  Home office and on site administrative expense
                 c.  Legal and professional fees
                 d.  Interviewing and recruiting costs
                 e.  Medical services and substance abuse testing
                 f.  Training and job skill testing
                 g.  Profit

          5.2.5 FICA, FUTA, VIESA, Worker's Compensation (in St. Croix) charges at actual cost; in accordance with all applicable laws, at actual cost, for the personnel set forth in Subsections 5.2.1, 5.2.2 and 5.2.3.

     5.3 Miscellaneous Terms and Conditions in accordance with Schedule C, Attachment 3.

     5.4 Cost Reduction Incentive Program in accordance with Schedule C, Attachment 4.

     5.5  Subcontractor costs in accordance with Schedule C, Attachment 5.

     5.6 HOVIC shall reimburse CONTRACTOR for Virgin Islands Gross Receipt Taxes. HOVIC will not reimburse CONTRACTOR for any other taxes including sales and use taxes, transaction taxes and any other taxes, levied, assessed or imposed by governmental authority upon the sale, purchase, handling, storage, installation or other use of any materials, equipment, supplies or services acquired for or used in the performance of this Agreement including income tax or any other taxes based on net profit.

6.0  TERMS OF PAYMENT
     ----------------

     Reimbursable Cost and Charges
     -----------------------------

     6.1 At the end of each week, CONTRACTOR will tender to HOVIC an invoice of those costs and charges for all costs set forth in Subsections 5.2.1, 5.2.2 and 5.2.3, including those charges set forth in Subsections 5.2.4 and 5.2.5 and applicable items from Sections 5.3, payable under this Agreement and which have been incurred by CONTRACTOR during the preceding week. For all other reimbursable costs and charges, once each month or as agreed by HOVIC Accounting and CONTRACTOR, CONTRACTOR will tender to HOVIC an invoice of costs and charges reimbursable under this Agreement that have been incurred by CONTRACTOR during the preceding period.

     The invoice will be sent or delivered to the following HOVIC address:

     HESS OIL VIRGIN ISLANDS CORP.
     P.O. Box 127, Kingshill
     St. Croix, USVI 00850-0127
     Attn:  Contractor Audit

     6.2 Payment by HOVIC will not release CONTRACTOR from responsibility for any Services which are subsequently found to have been done improperly within ninety (90) days of their completion, and written notice of which is furnished to CONTRACTOR by HOVIC.

     6.3 CONTRACTOR will show any applicable Sales or Use or Gross Receipt Taxes separately on all invoices submitted to HOVIC for payment.

     6.4 As a condition to any payment, HOVIC may require a release from any subcontractor or material supplier whose goods or services are included in any invoice submitted by CONTRACTOR, such release to be in form reasonably satisfactory to HOVIC.

     6.5 HOVIC may withhold payment in whole or in part without becoming liable to CONTRACTOR if HOVIC has reasonable grounds to believe that CONTRACTOR is or may be liable to HOVIC or any subcontractor or vendor, has or may default, or that liens, garnishments or attachments have or may be asserted. Such withholding will be to the extent and for so long as is reasonably necessary in HOVIC's sole judgment. To the extent such payments are withheld not in accordance with this paragraph but not in willful bad faith, CONTRACTOR's sole remedy will be to recover such amounts together with interest at the prime rate at New York Banks during such withholding and it will meanwhile continue its performance.

     6.6 HOVIC may make any payment due hereunder through the medium of a check made payable to the joint order of CONTRACTOR and such of CONTRACTOR's workers, material suppliers, subcontractors, vendors, creditors or other claimants, whose claims against CONTRACTOR are, in HOVIC's reasonable determination, in jeopardy of non-payment.

     6.7 Invoicing applicable to operation and maintenance charges as set forth in Article 5.1- On the first business day of each month, CONTRACTOR will provide an invoice to HOVIC detailing the monthly minimum charges. If invoices are paid in full by HOVIC by the 10th calendar day after receipt, a 1% discount will apply to the monthly minimums. If HOVIC does not pay the monthly minimums by the 10th workday, then the balance is due by the end of the month. At the end of each month, CONTRACTOR will render an invoice for the additional charges and fee's, supported by appropriate documentation, which are above the monthly minimum rates. HOVIC shall pay approved amounts of CONTRACTOR's additional charges with in 15 calendar days after receipt. If any portion of the additional charges is questioned by HOVIC, 1-IOVIC will pay the remaining portion.

     6.8  Invoicing applicable to Time and Material Charges as set forth in
Article 5.2 - In accordance with Exhibit 7 , invoices will show CONTRACTOR's invoice number; HOVIC's contract number, provide HOVIC's appropriate charge numbers and, if applicable, provide the name and title of each individual performing the Services, the man-hours involved, the hourly rates and the extended totals. All salaries and wages will be supported with approved time sheets. CONTRACTOR reimbursable expenses arising out of its performance for the Services will be included on the invoice and supported as required by HOVIC. HOVIC will pay the approved amounts of CONTRACTOR's invoices for expenses within fifteen (15) calendar days and for labor within five (5) calendar days after HOVIC's receipt. If any portion of CONTRACTOR's invoices is questioned by HOVIC, HOVIC will pay the remaining portion.

7.0  ACCOUNTING AND AUDIT
     --------------------

     7.1 CONTRACTOR will keep full and detailed accounts and records in accordance with its established accounting procedures.

     7.2 Upon 48 hour prior written notice from HOVIC, CONTRACTOR will permit HOVIC to have access to and review and audit its records and accounts at all reasonable times relating to any cost reimbursable to CONTRACTOR by HOVIC under this Agreement; exclusive, however, of any fixed overhead and profit charges. Reviews and audits may be made within two years of submission of statements of reimbursable costs and charges.

8.0  TIME OF PERFORMANCE
     -------------------

     CONTRACTOR will use its best efforts to complete each work assignment consistent with HOVIC's requirements.

9.0  LIEN INDEMNIFICATION
     --------------------

     CONTRACTOR will, at its sole cost and expense, defend and indemnify HOVIC against all claims, liens, attachments or fines asserted or assessed against HOVIC (exclusive of personal injury claims, property damage claims, and subrogation claims, which are covered under Article 11 hereof), as a result of CONTRACTOR's providing of the services under this Agreement, provided HOVIC (a) notifies CONTRACTOR promptly of any claim, lien, attachment or charge and (b) permits CONTRACTOR to defend any such claim, lien, attachment or charge, or post Bond.

10.0 APPROVALS
     ---------

     The number of time and material personnel (including craft, supervision, administration, management and technical) to be furnished by CONTRACTOR will be subject to approval by HOVIC in accordance with manpower requisitioning procedures established by HOVIC. This will not affect CONTRACTOR's status as an independent contractor.

11.0 INDEMNITY: INSURANCE REQUIREMENTS
     ----------------------------------

     11.1 Except as otherwise agreed between HOVIC and CONTRACTOR, CONTRACTOR will indemnify and hold harmless HOVIC, its divisions, parent, subsidiaries, directors, officers, agents, and employees, up to the gross sum of the first $1,000,000.00 for each occurrence, against any and all claims (including personal injury and death), demands or causes of action, and all cost, losses liabilities, expenses and judgments incurred in connection with, responding to, investigating, and defending claims, including reasonable and necessary attorney's fees and costs of court, based upon, in connection with, resulting from or arising out of any negligence or other fault or strict liability of CONTRACTOR, as determined by a court of competent jurisdiction, in connection with the performance of the services made the basis of this agreement, provided, however, that CONTRACTOR's contractual obligation of indemnification shall not extend to the consequences of HOVIC's negligence or other fault or to strict liability imposed upon HOVIC. Conversely, HOVIC will indemnify and hold harmless CONTRACTOR, its divisions, parent, subsidiaries, directors, officers, agents, and employees against any and all claims (including personal injury and death), demands or causes of action and all cost, losses, liabilities, expenses and judgments incurred in connection therewith, including reasonable attorney's fees and costs of court, based upon, in connection with, resulting from or arising out of any negligence or other fault or strict liability of HOVIC or its subcontractors, as determined by a court of competent jurisdiction, under this agreement; provided, however, that HOVIC's contractual obligation of indemnification shall not extend to the consequences of CONTRACTOR's negligence or other fault or strict liability imposed upon CONTRACTOR.. If CONTRACTOR and HOVIC are adjudicated negligent or are otherwise at fault or strictly liable without fault with respect to any damage or injuries sustained, this contractual obligation of indemnity will continue but each of CONTRACTOR and HOVIC shall indemnify the other ( the indemnitee) only for an amount equal to the amount of the judgment awarded and/or paid by the indemnitee to the claimant, multiplied by the percentage of responsibility for claimant's damages adjudicated to be caused by the indemnitor. CONTRACTOR and HOVIC will do this notwithstanding the Virgin Islands comparative negligence statute, Title 5 V.I.C. Section 1451. It is expressly agreed that the contractual obligations of indemnity referred to herein do not extend to the consequences of either party's intentional torts, or to punitive or exemplary damages. Each party's obligation for contractual comparative indemnity as provided for herein shall survive expiration or termination of this agreement.

     11.2 Before any work is started by CONTRACTOR, CONTRACTOR will, at its expense, maintain and require its subcontractors to maintain during the performance of the work, insurance in form satisfactory to HOVIC with insurance companies authorized to do business in the U.S. Virgin Islands as follows:

          11.2.1 Worker's Compensation insurance covering CONTRACTOR's obligations under all applicable laws and Employer's Liability insurance in the amount of $100,000 per occurrence.

          11.2.2 General Liability insurance, including contractual liability, with limits of not less than $1,000,000 combined single limit, per occurrence, bodily injury and property damage, with $2,000,000 annual aggregate.

          11.2.3 CONTRACTOR's general liability insurance will specifically extend to and include the indemnity agreement set forth in Subsection 11.1.

          11.2.4 Automobile Liability insurance, with limits of not less than $1,000,000

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

combined single limit per occurrence, bodily injury and property damage. The automobile insurance will apply to all Contractor owned, rented or leased vehicles.

          11.2.5 If any subcontractor is permitted to perform any of the Services, CONTRACTOR will maintain protective liability insurance covering the operations of such subcontractor in the minimum amounts as set forth in Subsection 11.2.2.

          11.2.6 CONTRACTOR will pay any contributions for unemployment insurance and disability benefits required by the laws of the state or territory in which the Services are being performed for the employees of CONTRACTOR, and, upon request, CONTRACTOR will furnish evidence to HOVIC of the payment.

          11.2.7 Prior to the commencement of any work, CONTRACTOR will furnish sufficient certificates of all the insurance to be provided by CONTRACTOR to HOVIC, which certificates will provide that the insurance will not be canceled or changed until at least ten (30) days written notice is given to HOVIC c/o Operation Services; Contract CSX-0444.

                  All polices of insurance (except worker's compensation) will name HOVIC and HOVIC's designated representative as insureds and provide for waiver of underwriters' rights of subrogation against HOVIC and any third party designated by HOVIC. Insurance certificates must be identified with contract number.

          11.2.8 CONTRACTOR will furnish HOVIC with two (2) copies of a written report on any accident occurring on or to HOVIC's property, which results in property damage or injury, within three (3) days of any such accident.

     11.3 Excess Liability Insurance will be provided by HOVIC with limits of liability of $4,000,000 with a $4,000,000 annual aggregate.

     11.4 CONTRACTOR's liability to HOVIC is limited to the extent of its insurance coverage hereunder. Deductibles are shared proportionally between CONTRACTOR's and HOVIC's account in accordance with comparative negligence as provided in Article 11.1.

12.0 DISPUTES
     --------

     Any claim or dispute arising in connection with the prosecution of the assigned Services under this Agreement must be presented to HOVIC's Operation Services Manager in writing within ten (10) days after Contractor or HOVIC obtain knowledge of the facts giving rise to the claim or dispute. The party notified will acknowledge receipt by endorsement of a copy if requested, or with otherwise confirm receipt in writing. All claims or disputes shall be decided in the first instance by HOVIC's Operation Service Manager. If Contractor is dissatisfied with the decision of the Operation Services Manager, or if the Operations Services Manager fails to render a decision within ten (10) days from submission of the claim or dispute, Contractor may within the following ten (10) days appeal to the HOVIC's Refinery Manager. The appeal shall be in writing and provide full information to the extent available regarding the basis for the claim or dispute and shall be delivered to the Refinery Manager. A final decision shall be made within ten (10) days from submission of the appeal. In the event Contractor is dissatisfied with the final decision of HOVIC and the parties are unable to resolve their differences through negotiation, the parties will attempt in good faith to resolve the dispute under agreed Alternate Dispute Resolution (ADR) procedures. ADR procedures recommended by the Center for Public Resources, including procedures for Job Site ADR, will be considered for this purpose. During the dispute resolution process, the parties shall continue the performance of assigned Services as specified in this agreement.

13.0 INTELLECTUAL PROPERTY RIGHTS: CONFIDENTIALITY
     ---------------------------------------------

     13.1 Title to all drawings, bills of material, flow diagrams, specifications, designs, information and data prepared by CONTRACTOR hereunder will remain the property of HOVIC.

     13.2 CONTRACTOR will keep confidential (i) all drawings, specifications, plans and other materials prepared in connection with the Services (including copies and other materials substantially prepared therefrom); (ii) all information relating to HOVIC's business methods and techniques, finances, processes, apparatus and trade secrets; and (iii) all other information of a confidential or proprietary nature. Without the written consent of HOVIC, confidential information will not be used on other projects or disclosed to other persons (unless pursuant to court order and provided HOVIC has received notice of the proposed order and has had an opportunity to contest it) other than in connection with performance of the Services. All confidential materials must be returned to HOVIC upon completion of the Services or termination of this Agreement.

     13.3 For the purposes of Section 13.2, disclosures made to CONTRACTOR under this Agreement which are specific, e.g., as the engineering and design practices and techniques, equipment, products, operating conditions and catalyst for treating specific feedstock, etc., will not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures in the public domain or in the possession of CONTRACTOR. In addition, any combination of features will not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of CONTRACTOR, but only if the combination itself and its principle of operation are in the public domain or in the possession of CONTRACTOR.

14.0 COMPLIANCE WITH OSHA AND JOB SITE SAFETY REGULATIONS
     ----------------------------------------------------

     14.1 CONTRACTOR will comply, in all material respects, with all applicable Federal OSHA, State and Territorial laws and regulations (including OSHA Hazard Communication Standard, 29 C.F.R. (S) 1910.1200 and 051-IA Process Safety Management Standard, 29 C.F.R. (S) 1910.119) as well as HOVIC's Procedures for Safety, Health and Fire protection. CONTRACTOR is responsible to become acquainted with applicable safety and health laws and regulations and HOVIC's procedures prior to commencing work. CONTRACTOR will take all necessary precautions to keep the worksite free from recognized hazards that are likely to cause injury, death, illness or damage to property.

       14.2 CONTRACTOR will comply with all provisions of the attached HOVIC Safety Guidelines and Requirements for Contractors, Exhibit 12.

15.0   COMPLIANCE WITH LAW: PERMITS AND REGULATIONS
       --------------------------------------------

       In the performance of the Services, CONTRACTOR will comply with and defend and indemnify HOVIC against all claims, costs, damages and expenses resulting from any actual or claimed violation by CONTRACTOR or its services with any laws, rules, regulations and orders of public authority, whether federal, state, territorial or local, including safety, building and wiring codes, wages, unemployment compensation, worker's compensation and social security laws; CONTRACTOR will file all reports and pay all taxes, fees and charges required by such laws, rules, regulations or orders. CONTRACTOR certifies compliance with the Fair Labor Standards Act of 1938, as amended. Except as otherwise specified herein, HOVIC will secure and pay for the building permit and all licenses and easements for permanent structures. Any engineering or presentation from CONTRACTOR in connection with HOVIC obtaining said permits, licenses or easements will be considered a part of CONTRACTOR's Services.

16.0   BREACH
       ------

       16.1   The occurrence of any of the following events is a Breach of this
Agreement:

              (i) any material defect in the Services provided by the CONTRACTOR; provided that CONTRACTOR fails to correct such condition within reasonable time after receiving notice from HOVIC of such condition.

              (ii) failure after notice has been given to CONTRACTOR of any unsafe, unsound or defective work, to begin immediately, and diligently proceed with, steps necessary to correct such work;

              (iii) failure to proceed with or complete the Services in accordance with the Agreement;

              (iv) HOVIC has reasonable grounds to believe that CONTRACTOR is or may become bankrupt, insolvent or unable to pay its debts as they become due;

              (v) CONTRACTOR fails to maintain materials, equipment and personnel of such kinds and in such places as in HOVIC's reasonable judgment are required for CONTRACTOR's performance hereunder;

              (vi) breach of any warranty or representation of this Agreement provided that

CONTRACTOR fails to correct such condition within a reasonable time after receiving notice from HOVIC of such breach;

              (vii) failure to comply with any provision of this Agreement in which HOVIC, in its reasonable judgment, deems to be material; provided that CONTRACTOR fails to correct such condition within a reasonable time after receiving notice from HOVIC of such failure to comply.

       16.2 If any Breach occurs or HOVIC reasonably believes a Breach is imminent, HOVIC has, in addition to all remedies available to HOVIC at law, the remedies set forth in this Article 16. These remedies and remedies afforded to HOVIC at law are cumulative and concurrent, and exercise of any remedy will not prevent or limit HOVIC'S exercise of any other right or remedy.

17.0   NON-BREACH TERMINATION
       ----------------------

       In addition to HOVIC'S right to terminate this Agreement for a Breach. HOVIC may terminate, in whole or in part, CONTRACTOR's further performance at any time and for any reason, by giving written notice of such termination to CONTRACTOR. CONTRACTOR's sole remedy if this Agreement is terminated and CONTRACTOR has not committed a Breach is to recover the total payments to be made under Article S of this Agreement up to the date of termination, together with all reasonable costs of demobilization as agreed by the parties.

18.0   WARRANTY
       --------

       CONTRACTOR warrants the Services will be performed in a competent, workerlike and efficient manner consistent with industry standards and practices. CONTRACTOR warrants that the maintenance performed on construction equipment shall meet or exceed the equipment manufacturers', HOVIC, or, if applicable, the lessor's maintenance requirements. If construction equipment is rented or leased by HOVIC, and the CONTRACTOR fails to maintain the equipment as per the rental company or lessor's requirements, then all penalties assessed to HOVIC will be the responsibility of the CONTRACTOR.

19.0   INSPECTION
       ----------

       Any inspection by HOVIC will not relieve CONTRACTOR of its obligations under this Agreement and will not be deemed to include any control over the work methods or details.

20.0   ASSIGNMENT AND SUBCONTRACTING
       -----------------------------

       This Agreement will not be assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld, except that it may be assigned without such consent to the successor of either party or to a person, firm or corporation acquiring all, or substantially all, of the business and assets of such party. No assignment of the Agreement will be valid unless the potential assignee agrees to assume it. When assigned in accordance with the foregoing, the Agreement will be binding upon, and will inure to the benefit of, the assignee. With HOVIC's written approval, CONTRACTOR may subcontract any portion of the Services to a qualified independent contractor. Such subcontracting will not relieve CONTRACTOR of its obligations hereunder.

21.0   FORCE MAJEURE
       -------------

       Neither party will be obligated hereunder or liable in damages or otherwise for delay or failure to perform for or during the time that such delay or failure to perform is the direct or indirect result of fire, flood, war, riot, strikes, labor disturbances or differences, acts of God, compliance with any federal, state, territorial or municipal law, order, rule or regulation of any Governmental authority or any other cause reasonably beyond the control of the party affected.

22.0   CONSEQUENTIAL DAMAGES
       ---------------------

       Neither party will be liable hereunder for any consequential or indirect damages, in connection with the Services or the Facility.

23.0   INDEPENDENT CONTRACTOR's EMPLOYEES
       ----------------------------------

       CONTRACTOR is an independent contractor and HOVIC does not retain any control over the manner in which the Services will be performed, being interested only in the results to be obtained. CONTRACTOR will make every effort to have its employees work in harmony with the employees of HOVIC and of other contractors on the premises and any differences among said employees will be arbitrated by HOVIC, whose decision will be final.

24.0   CONFLICT OF INTEREST
       --------------------

       CONTRACTOR acknowledges that HOVIC has issued a policy relating to conflicts of interest between HOVIC and its employees and further acknowledges receiving a copy of such policy. In order to assure compliance with such policy, CONTRACTOR will not, before, during or after performance of the Services, make, offer, provide or agree to make, offer or provide any payment, gift, fee, discount, commission, percentage, loan, service, entertainment, substantial favor or anything of value to (i) any employee, agent or representative of HOVIC, (ii) any member of their immediate families, or (iii) anyone claiming to act or acting for or in behalf of any such person, nor will CONTRACTOR permit any such person described in (i), (ii) or (iii) above, to have any financial or economic interest in CONTRACTOR or any subsidiary or affiliate of CONTRACTOR. lf CONTRACTOR is requested to make or provide any such payment, gift, fee, discount, commission, percentage, loan, service, entertainment, substantial favor or anything of value, by any such person described in (i), (ii) or (iii) above, CONTRACTOR will report such request immediately to HOVIC in the manner provided for the giving of notice under this Agreement. The failure by CONTRACTOR to adhere strictly to any of the provisions of this Article will be deemed by CONTRACTOR and HOVIC to be a substantial and material breach of this Agreement, and at

HOVIC'S sole option will be grounds for immediate suspension or termination of this Agreement. All subcontracts or material supply contracts permitted or required in connection with performance of the Services will contain provisions in substantially the same form and substance as this Paragraph binding such subcontractors or material suppliers to the same obligations hereunder as CONTRACTOR.

25.0   NON-COLLUSIVE BIDDING
       ---------------------

       CONTRACTOR warrants that it has not consulted with any other contractor or person who has bid on the Services and that its bid was arrived at independently of any collusion with another such contractor or person.

26.0   STRICT PERFORMANCE
       ------------------

       The failure of HOVIC at any time to request strict performance by CONTRACTOR of any provision of this Agreement will not affect the right of HOVIC thereafter to enforce the same. No waiver by HOVIC of any breach or violation of any of the terms of this Agreement will be deemed to be a waiver of any continuing or succeeding breach of any such term of this Agreement, or as a waiver of the term itself.

27.0   ENTIRE AGREEMENT
       ----------------

       This Agreement embodies the entire agreement between HOVIC and CONTRACTOR. CONTRACTOR does not rely on any previous oral, written or implied representation, inducement or understanding in entering into this Agreement.

28.0   AMENDMENTS
       ----------

       Amendments or changes to this Agreement will bind the parties only if in a written form which states that it amends this Agreement and is signed by authorized officers of the parties. A form for such amendment or change is attached as Schedule D.

29.0   GOVERNING LAW
       -------------

       The interpretation of this Agreement and the rights and obligations of the parties will be governed by the laws of the U.S. Virgin Islands.

30.0   NOTICES
       -------

       30.1 All notices required under the Agreement will be in writing and delivered in person, by facsimile, or sent by certified mail and if to HOVIC, to:

                         Hess Oil Virgin Islands Corp.

                    P.O. Box 127
                    Kingshill
                    St. Croix, U.S. Virgin Islands 00850
                    Attention: Martin Marano

     and, if to CONTRACTOR, delivered in person or sent by certified mail addressed to:

                    Anthony Crane International
                    P.O. Box 5985, Sunny Isle
                    St. Croix, VI 00823
                    Attention: Mr. Michael Corn

     30.  Effective date of notice will be the date of receipt.

31.0 NON-DISCRIMINATION IN EMPLOYMENT
     --------------------------------

     CONTRACTOR will comply with the equal opportunity clause published in the regulations of the U.S. Department of Labor Implementing Executive Order 11246, which is incorporated in this Agreement by reference.

32.0 AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS
     ------------------------------------------

     CONTRACTOR will comply with the affirmative action clause and regulations published by the U.S. Department of Labor implementing section 503 of the Rehabilitation Act of 1973, Public Law 93-1 12, as amended, which are incorporated in this Agreement by reference.

33.0 AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA
     ------------------------------------------------------------------------

     CONTRACTOR will comply with the affirmative action clause and regulations published by the U.S. Department of Labor implementing section 503, Title V of the Vietnam Era Veteran's Readjustment Assistance Act of 1972, Public Law 92-540, as amended, and Executive Order 11701, which are incorporated in this Agreement by reference.

34.0 CERTIFICATION OF NONSEGREGATED FACILITIES
     -----------------------------------------

     CONTRACTOR certifies that it does not and will not maintain any facilities it provides for its employees in a manner which will result in segregation on the basis of race, color, religion, sex or national origin, or permit its employees to perform their services at any location, under its control, where segregated facilities are maintained; and that it will obtain a similar certification prior to the award of any non-exempt subcontract.

35.0 MINORITY BUSINESS ENTERPRISES
     -----------------------------

     CONTRACTOR will comply with the minority business enterprise clauses and regulations published by the U.S. Department of Commerce implementing Executive Order 11625, which are incorporated in this Agreement by reference.

     IN WITNESS WHEREOF, CONTRACTOR and HOVIC have caused this Agreement to be executed, effective as of the day and year first above written.


WITNESS:                            HESS OIL VIRGIN ISLANDS CORP.


BY:___________________________      /S/ R. L. SAGEBIEN
                                    ------------------------------------
                                    R.L. SAGEBIEN, VICE PRESIDENT


WITNESS:                          ANTHONY CRANE INTERNATIONAL, L.P.
                                      BY:  ANTHONY CRANE RENTAL, INC.,
                                               GENERAL PARTNER

BY:___________________________      /S/ RAY G. ANTHONY
                                    ------------------------------------

                               ATTACHMENTS LIST
                               ----------- ----



SCHEDULES

NUMBER    DESCRIPTION

  A.      Scope of Services
  B.      Items to be Furnished by HOVIC
  C.      Compensation and Terms of Payment
  D.      Change Order

                               ATTACHMENTS LIST
                               ----------- ----

                           ATTACHMENTS TO SCHEDULE C

NUMBER
  lA.       Monthly Rates for Hydraulic and Conventional Cranes
  lB.       Schedule of Non-Operated Equipment
  2.        Time and Material Rate Build ups
  3.        Miscellaneous Terms and Conditions
  4.        Cost Reduction Incentive Program
  5.        Subcontracted Services

                               ATTACHMENTS LIST
                               ----------- ----


                                   EXHIBITS

NUMBER
  1.        Equipment/Tool/Verification
  2.        Plant Rules and Procedures
  3.        Fire Retardant Clothing
  4.        Long Term Work Assignments (Time and Material Only)
  5.        Intermediate Work Assignments (Time and Material Only)
  6.        CONTRACTOR Services - Short Term Basis (Time and Material Only)
  7.        Time Keeping and Invoice Preparation
  8.        OSHA "Right-to-Know-Law Training"
  9A.       HOVIC Travel Procedure
  10.       Compliance with HOVIC Security and Automated Time Keeping Procedures
  11A.      Substance Abuse Policy
  12.       Safety Guidelines and Requirements for Contractors
  13.       Hiring HOVIC Employee Relatives
  14.       Manpower Requisitioning (Time and Material Only)
  19.       Customs Instructions for Contractors
  22.       Traffic Safety Rules